                                                                    EXHIBIT 99.3

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
F.N.B. Corporation

We have audited the accompanying consolidated balance sheets of F.N.B. Corporation and subsidiaries (F.N.B. Corporation) as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of management of F.N.B. Corporation. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of F.N.B. Corporation at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 24, 2004, except for Note 2, as to which the date is January 4, 2005

F.N.B. CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
Dollars in thousands, except par values

                                                                                     DECEMBER 31,
                                                                            -----------------------------
                                                                               2003               2002
                                                                            -----------       -----------
ASSETS
Cash and due from banks                                                     $   105,160       $   129,443
Interest bearing deposits with banks                                              1,152             2,818
Securities available for sale                                                   878,667           657,547
Securities held to maturity (fair value of $25,009 and $33,288)                  24,030            32,367
Mortgage loans held for sale                                                      1,435            24,177
Loans, net of unearned income of $31,572 and $38,620                          3,259,197         3,235,208
Allowance for loan losses                                                       (46,139)          (46,984)
                                                                            -----------       -----------
  NET LOANS                                                                   3,213,058         3,188,224
Premises and equipment                                                           79,618            88,098
Goodwill                                                                         28,710            25,747
Other assets                                                                    225,344           206,607
Assets of discontinued operations                                             3,751,136         2,735,204
                                                                            -----------       -----------
                                                                            $ 8,308,310       $ 7,090,232
                                                                            ===========       ===========
LIABILITIES
Deposits:
  Non-interest bearing                                                      $   592,795       $   563,173
  Interest bearing                                                            2,846,715         2,740,932
                                                                            -----------       -----------
    TOTAL DEPOSITS                                                            3,439,510         3,304,105
Other liabilities                                                                58,096            64,982
Short-term borrowings                                                           232,966           255,370
Long-term debt                                                                  584,808           400,056
Liabilities of discontinued operations                                        3,386,021         2,467,123
                                                                            -----------       -----------
    TOTAL LIABILITIES                                                         7,701,401         6,491,636

STOCKHOLDER'S EQUITY
Preferred stock - $0.01 par value
  Authorized - 20,000,000 shares                                                     --                 1
  Issued - 0 and 118,025 shares
Common stock - $0.01 par value
  Authorized - 500,000,000 shares
  Issued  - 46,354,673 and 44,162,460 shares                                        464               442
Additional paid-in capital                                                      586,009           516,186
Retained earnings                                                                11,532            73,363
Accumulated other comprehensive income                                           10,251            17,335
Treasury stock - 40,764 and 300,425 shares at cost                               (1,347)           (8,731)
                                                                            -----------       -----------
    TOTAL STOCKHOLDER'S EQUITY                                                  606,909           598,596
                                                                            -----------       -----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                  $ 8,308,310       $ 7,090,232
                                                                            ===========       ===========

See accompanying Notes to Consolidated Financial Statements

F.N.B. CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Dollars in thousands, except per share data

                                                                            DECEMBER 31,
                                                               --------------------------------------
                                                                 2003           2002           2001
                                                               --------       --------       --------
INTEREST INCOME
Loans, including fees                                          $218,839       $241,538       $257,743
Securities:
  Taxable                                                        32,842         25,191         32,761
  Nontaxable                                                      3,855          7,113          6,773
  Dividends                                                       1,461          1,461          2,126
Other                                                                22            550          2,235
                                                               --------       --------       --------
    TOTAL INTEREST INCOME                                       257,019        275,853        301,638

INTEREST EXPENSE
Deposits                                                         57,710         72,978        111,096
Short-term borrowings                                             7,437          8,884          9,959
Long-term debt                                                   21,843         16,510         13,929
                                                               --------       --------       --------
    TOTAL INTEREST EXPENSE                                       86,990         98,372        134,984
                                                               --------       --------       --------
    NET INTEREST INCOME                                         170,029        177,481        166,654
Provision for loan losses                                        17,155         13,624         26,727
                                                               --------       --------       --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             152,874        163,857        139,927

NON-INTEREST INCOME
Service charges                                                  34,140         33,041         24,772
Insurance commissions and fees                                    9,139          8,714          8,105
Securities commissions and fees                                   4,002          4,010          1,805
Trust                                                             7,297          7,252          7,514
Gain on sale of securities                                        1,949          1,943          1,823
Gain on sale of mortgage loans                                    2,860          1,335          1,503
Other                                                             8,768          9,850          6,493
                                                               --------       --------       --------
    TOTAL NON-INTEREST INCOME                                    68,155         66,145         52,015

NON-INTEREST EXPENSE
Salaries and employee benefits                                   87,434         74,728         72,663
Net occupancy                                                    12,744         10,479         10,966
Equipment                                                        15,839         14,519         13,742
Amortization of intangibles                                       2,172          2,120          3,471
Merger and consolidation related                                     --         41,952          5,323
Debt extinguishment penalty                                      20,737             --             --
Promotional                                                       2,198          1,995          2,629
Insurance claims paid                                             2,377          2,998          2,806
Other                                                            41,524         36,212         37,659
                                                               --------       --------       --------
    TOTAL NON-INTEREST EXPENSE                                  185,025        185,003        149,259
                                                               --------       --------       --------
    INCOME BEFORE INCOME TAXES                                   36,004         44,999         42,683
Income taxes                                                      8,966         13,728         10,914
                                                               --------       --------       --------
    INCOME FROM CONTINUING OPERATIONS                            27,038         31,271         31,769
Earnings from discontinued operations, net of taxes
   of $16,631, $16,385 and $12,120                               31,751         32,064         21,216
                                                               --------       --------       --------
     NET INCOME                                                $ 58,789       $ 63,335       $ 52,985
                                                               ========       ========       ========

F.N.B. CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
Dollars in thousands, except per share data

                                                   DECEMBER 31,
                                           -----------------------------
                                            2003        2002        2001
                                           -----       -----       -----
NET INCOME PER COMMON SHARE
   Basic:
      Continuing operations                $ .58       $ .68       $ .71
      Discontinued operations                .69         .69         .48
                                           -----       -----       -----
                                           $1.27       $1.37       $1.19
                                           -----       -----       -----
   Diluted:
      Continuing operations                $ .57       $ .67       $ .70
      Discontinued operations                .68         .68         .47
                                           -----       -----       -----
                                           $1.25       $1.35       $1.17
                                           -----       -----       -----

See accompanying Notes to Consolidated Financial Statements

F.N.B. CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
Dollars in thousands

                                                                                                ACCUMULATED
                                                                                                   OTHER
                                     COMPRE-                            ADDITIONAL                COMPRE-
                                     HENSIVE    PREFERRED      COMMON    PAID-IN    RETAINED      HENSIVE    TREASURY
                                     INCOME       STOCK         STOCK    CAPITAL    EARNINGS       INCOME      STOCK       TOTAL
                                     ------       -----         -----   ----------  --------       ------      -----       -----
BALANCE AT JANUARY 1, 2001                      $  1,678      $79,812   $ 328,037   $131,292    $   1,603    $(39,000)   $503,422
Income:
   Continuing operations             $ 31,769                                         31,769                               31,769
   Discontinued operations             21,216                                         21,216                               21,216
Change in other comprehensive
   Income                               8,242                                                       8,242                   8,242
                                     --------
Comprehensive income                 $ 61,227
                                     ========
Cash dividends declared:
   Preferred stock                                                                      (293)                                (293)
   Common stock $0.68 per share                                                      (32,007)                             (32,007)
Purchase of common stock                                                                                      (12,052)    (12,052)
Issuance of common stock                                        1,198       5,781     (4,259)                  49,390      52,110
Stock dividend                                                  2,437      26,025    (28,462)                                   0
Change in par value of stock                      (1,635)     (83,050)     84,685                                               0
Conversion of preferred stock                        (42)          21          21                                               0
                                                  ------      -------   ---------   --------      -------    --------    --------
BALANCE AT DECEMBER 31, 2001                           1          418     444,549    119,256        9,845      (1,662)    572,407
Income:
   Continuing operations             $ 31,271                                         31,271                               31,271
   Discontinued operations             32,064                                         32,064                               32,064
Change in other comprehensive
   income                               7,490                                                       7,490                   7,490
                                     --------
Comprehensive income                 $ 70,825
                                     ========
Cash dividends declared:
   Preferred stock                                                                      (242)                                (242)
   Common stock $0.81 per share                                                      (37,274)                             (37,274)
Purchase of common stock                                                                                      (30,276)    (30,276)
Issuance of common stock                                            2       5,351     (5,066)                  23,207      23,494
Stock dividend                                                     21      66,625    (66,646)                                   0
Conversion/retirement of preferred
   stock                                                            1        (339)                                           (338)
                                                  ------      -------   ---------   --------      -------    --------    --------
BALANCE AT DECEMBER 31, 2002                           1          442     516,186     73,363       17,335      (8,731)    598,596

Income:
   Continuing operations             $ 27,038                                         27,038                               27,038
   Discontinued operations             31,751                                         31,751                               31,751
Change in other comprehensive
   income                              (7,084)                                                     (7,084)                 (7,084)
                                     --------
Comprehensive income                 $ 51,705
                                     ========
Cash dividends declared:
   Preferred stock                                                                       (62)                                 (62)
   Common stock $0.93 per share                                                      (42,810)                             (42,810)
Purchase of common stock                                                                                      (33,888)    (33,888)
Issuance of common stock                                                    7,060     (7,059)                  33,367      33,368
Stock dividend                                                     22      65,281    (65,303)                                   0
Conversion/retirement of preferred
   stock                                              (1)                  (2,518)    (5,386)                   7,905           0
                                                  ------      -------   ---------   --------      -------    --------    --------
BALANCE AT DECEMBER 31, 2003                      $    0      $   464   $ 586,009   $ 11,532      $10,251    $ (1,347)   $606,909
                                                  ======      =======   =========   ========      =======    ========    ========

See accompanying Notes to Consolidated Financial Statements

F.N.B. CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in thousands

                                                                                YEAR ENDED DECEMBER 31
                                                                        2003             2002           2001
                                                                      ---------       ---------       ---------
OPERATING ACTIVITIES
Income from continuing operations                                     $  27,038       $  31,271       $  31,769
Income from discontinued operations                                      31,751          32,064          21,216
Adjustments to reconcile net income to net cash flows from
  operating activities:
    Depreciation, amortization and accretion                             15,148          12,520          12,269
    Provision for loan losses                                            17,155          13,624          26,727
    Deferred taxes                                                        3,980          (3,490)          5,545
    Gain on sale of securities                                           (1,949)         (1,943)         (1,823)
    Gain on sale of loans                                                (2,860)         (1,335)         (1,503)
    Proceeds from sale of loans                                         156,057          58,019          22,290
    Loans originated for sale                                          (130,455)        (74,405)        (16,009)
    Net change in:
      Interest receivable                                                 1,768           2,492           2,410
      Interest payable                                                    1,948          (5,763)         (1,524)
    Change in assets of discontinued operations                         (97,034)        (88,615)         (8,592)
    Other, net                                                          111,788          41,597          (2,453)
                                                                      ---------       ---------       ---------
      Net cash flows from operating activities                          134,335          16,036          90,322
                                                                      ---------       ---------       ---------
INVESTING ACTIVITIES
Net change in:
  Interest bearing deposits with banks                                    1,666             537          (2,037)
  Federal funds sold                                                         --          66,000           6,375
  Loans                                                                 (43,726)       (145,149)         52,488
  Bank owned life insurance                                               2,302         (47,752)         (3,476)
Securities available for sale:
  Purchases                                                            (593,283)       (333,790)       (307,114)
  Sales                                                                  31,137         188,477         127,983
  Maturities                                                            330,073         190,735         183,049
Securities held to maturity:
  Purchases                                                                  --          (3,781)        (17,729)
  Maturities                                                              8,361           3,178          10,712
Increase in premises and equipment                                          618         (17,252)        (14,692)
Net cash paid for mergers and acquisitions                             (150,126)        (40,618)         (9,385)
                                                                      ---------       ---------       ---------
    Net cash flows from investing activities                           (412,978)       (139,415)         26,174
                                                                      ---------       ---------       ---------
FINANCING ACTIVITIES
Net change in:
  Non-interest bearing deposits, savings, and NOW accounts              367,528          44,229          25,094
  Time deposits                                                        (232,123)        (79,037)       (162,351)
  Short-term borrowings                                                 (22,404)         45,458          32,332
Increase in long-term debt                                              430,544         141,346          78,010
Decrease in long-term debt                                             (245,792)        (18,092)        (18,115)
Purchase of treasury stock                                              (33,888)        (30,276)        (12,052)
Issuance of treasury stock                                               33,367          23,207          12,648
Cash dividends paid                                                     (42,872)        (37,516)        (32,300)
                                                                      ---------       ---------       ---------
    Net cash flows from financing activities                            254,360          89,319         (76,734)
                                                                      ---------       ---------       ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                    (24,283)        (34,060)         39,762
Cash and cash equivalents at beginning of year                          129,443         163,503         123,741
                                                                      ---------       ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                              $ 105,160       $ 129,443       $ 163,503
                                                                      =========       =========       =========

See accompanying Notes to Consolidated Financial Statements

F.N.B. CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

      The accompanying consolidated financial statements include the accounts of the Corporation and its subsidiaries. The Corporation's consolidated financial statements have historically included subsidiaries in which the Corporation has a controlling financial interest. This requirement has been applied to subsidiaries in which the Corporation has a majority voting interest. Investments in companies in which the Corporation controls operating and financing decisions (principally defined as owning a voting or economic interest greater than 50%) are consolidated. In accordance with Financial Accounting Standards Board Interpretation No. (FIN) 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, the Corporation considers a voting rights entity to be a subsidiary and consolidates it if the Corporation has a controlling financial interest in the entity. Variable interest entities are consolidated if the Corporation is exposed to the majority of the variable interest entity's expected losses and/or residual returns (i.e., the Corporation is considered to be the primary beneficiary). All significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to the prior years' financial statements to conform to the current year's presentation, including restatements for a transaction accounted for as a pooling-of-interests during 2002. (See the "Mergers and Acquisitions" section of this report).

Use of Estimates:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents:

      The Corporation considers cash and due from banks as cash and cash equivalents.

Securities:

      Debt securities are classified as held to maturity when management has the positive intent and ability to hold securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity and marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value with net unrealized securities gains (losses), net of income taxes, reported separately as a component of other comprehensive income.

      Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net securities gains (losses). The adjusted cost of specific securities sold is used to compute gains or losses on sales.

      Presently, the Corporation does not have a trading securities classification.

      Securities are periodically reviewed for impairment based upon a number of factors, including but not limited to, length of time and extent to which the market value has been less than cost, financial condition of the underlying issuer, ability of the issuer to meet contractual obligations, the likelihood of the security's ability to recover any decline in its market value, and the intent and ability to retain the security for a period of time sufficient to allow for recovery in market value.

Equity Method Investment:

      The Corporation accounts for its 15.2% ownership of the common stock of Sun Bancorp, Inc. (Sun) under the equity method. The carrying value of the Corporation's investment in Sun is adjusted for the Corporation's share of Sun's earnings and reduced by dividends received from Sun. Sun, a bank holding company headquartered in Lewisburg, Pennsylvania, is a publicly traded company under the stock symbol "SUBI" on the Nasdaq Stock Market. The carrying value of the investment included in other assets was $23.3 million at December 31, 2003.

Securities Sold Under Agreements to Repurchase:

      Securities sold under agreements to repurchase are accounted for as collateralized financing transactions and are recorded at the amounts at which the securities were sold. Securities, generally U.S. government and Federal agency securities, pledged as collateral under these financing arrangements cannot be sold or repledged by the secured party.

Mortgage Loans Held for Sale:

      Certain residential mortgage loans are originated for sale in the secondary mortgage loan market and typically sold with servicing rights released. These loans are classified as loans held for sale and are carried at the lower of aggregate cost or estimated market value. Market value is determined on the basis of rates obtained in the respective secondary market for the type of loan held for sale. Loans are generally sold at a premium or discount from the carrying amount of the loan. Such premium or discount is recognized at the date of sale. Gain or loss on the sale of loans is recorded in non-interest income at the time consideration is received and all other criteria for sales treatment have been met.

Loans and the Allowance for Loan Losses:

      Loans are reported at their outstanding principal balance adjusted for any charge-offs and any deferred fees or costs on originated loans.

      Interest income on loans is accrued on the principal amount outstanding. It is the Corporation's policy to discontinue interest accruals when principal or interest is due and has remained unpaid for 90 days or more unless the loan is both well secured and in the process of collection. When a loan is placed on non-accrual status, all unpaid interest is reversed. Payments on non-accrual loans are generally applied to either principal or interest or both, depending on management's evaluation of collectibility. Non-accrual loans may not be restored to accrual status until all delinquent principal and interest has been paid, or the loan becomes both well secured and in the process of collection. Consumer installment loans are generally charged off against the allowance for loan losses upon reaching 90 to 180 days past due, depending on the installment loan type. Commercial loan charge-offs, either in whole or in part, are generally made as soon as facts and circumstances raise a serious doubt as to the collectibility of all or a portion of the principal. Loan origination fees and related costs are deferred and recognized over the life of the loans as an adjustment of yield.

      The allowance for loan losses is maintained at a level that, in management's judgment, is adequate to absorb probable losses associated with specifically identified loans, as well as estimated probable credit losses inherent in the remainder of the loan portfolio at the balance sheet date. The allowance for loan losses is based on management's evaluation of potential losses in the loan portfolio, which includes an assessment of past experience, current economic conditions, known and inherent risks in the loan portfolio, the estimated value of underlying collateral and residuals and changes in the composition of the loan portfolio. Additions are made to the allowance through periodic provisions charged to income and recovery of principal on loans previously charged off. Losses of principal and/or residuals are charged to the allowance when the loss actually occurs or when a determination is made that a loss is probable.

      The allowance for loan losses consists of an allocated and unallocated component. The components of the allowance for loan losses represent an estimation completed pursuant to Financial Accounting Standards Statement (FAS) 5, Accounting for Contingencies, or FAS 114, Accounting by Creditors for Impairment of a Loan. The allocated component reflects expected losses resulting from analysis developed through specific credit allocations for individual loans and historical loss experience for each loan category. The specific credit allocations are based on a regular analysis of all commercial loans over a fixed-dollar amount where the internal credit rating is at or below a predetermined classification. The historical loan loss element is determined statistically based on regularly updated loan loss experience.

      The unallocated portion of the allowance is determined based on management's assessment of historical losses on the remaining portfolio segments in conjunction with the current status of economic conditions, loan loss trends, delinquency and non-accrual trends, credit administration, portfolio growth, concentrations of credit risk and other factors, including regulatory guidance. This determination inherently involves a higher degree of uncertainty, involves a consideration of current risk factors that may not have yet occurred in the Corporation's historical loss factors used to determine the allocated component of the allowance, and it recognizes that knowledge of the portfolio may be incomplete. The allocation of the allowance should not be interpreted as an indication that loan losses in future years will occur in the same proportions or that the allocation indicates future loan loss trends.

      Impaired loans are identified and measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, at the loan's observable market price or at the fair value of the collateral if the loan is collateral dependent. If the recorded investment in the loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Impaired loans consist of non-homogeneous loans, which based on the evaluation of current information and events, management has determined that it is probable the Corporation will not be able to collect all amounts due according to the contractual terms of the loan agreement. The Corporation evaluates all commercial and commercial real estate loans which have been classified for regulatory reporting purposes, including non-accrual and restructured loans, in determining impaired loans.

Premises and Equipment:

      Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed generally on the straight-line method over the asset's estimated useful life. Useful lives are dependent upon the nature and condition of the asset and range from 3 to 40 years.

Other Real Estate Owned:

      Assets acquired in settlement of indebtedness are included in other assets at the lower of fair value minus estimated costs to sell or at the carrying amount of the indebtedness. Subsequent write-downs and net direct operating expenses attributable to such assets are included in other expenses.

Goodwill and Other Intangible Assets:

      Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Other intangible assets represent purchased assets that also lack physical substance but can be distinguished from goodwill because of contractual or other legal rights. On January 1, 2002, the Corporation adopted FAS 142, Goodwill and Other Intangible Assets. Under the provisions of FAS 142, goodwill is no longer amortized into the income statement over an estimated life, but rather is tested at least annually for impairment. Intangible assets which have finite lives continue to be amortized over their estimated useful lives and also continue to be subject to impairment testing. Core deposit intangibles are being amortized primarily over 10 years. Customer and renewal lists and other intangible assets are being amortized over their remaining useful lives which range from one to ten years.

Income Taxes:

      Income taxes are computed utilizing the liability method. Under this method deferred taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Per Share Amounts:

      Earnings and cash dividends per share have been adjusted for common stock dividends, including the five percent stock dividend declared on April 28, 2003.

      Basic earnings per common share is calculated by dividing net income, adjusted for preferred stock dividends declared, by the sum of the weighted average number of shares of common stock outstanding.

      Diluted earnings per common share is calculated by dividing net income by the weighted average number of shares of common stock outstanding, assuming conversion of outstanding convertible preferred stock from the beginning of the year and the exercise of stock options. Such adjustments to net income and the weighted average number of shares of common stock outstanding are made only when such adjustments dilute earnings per common share.

Employee Stock Option Plan:

      Current accounting guidance permits two alternative methods of accounting for stock-based compensation, the intrinsic value method of Accounting Principles Board (APB) Opinion 25, Accounting for Stock Issued to Employees, and the fair value method of FAS 123, Accounting for Stock-Based Compensation. FAS 148, Accounting for Stock-Based Compensation Transition and Disclosure, was issued in December 2002. It continues to provide alternative methods of accounting for stock-based employee compensation. In addition, it amends disclosure requirements in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The Corporation continues to account for its stock-based compensation plans under APB Opinion 25, Accounting for Stock Issued to Employees.

      In accordance with FAS 123, Accounting for Stock-Based Compensation, the following table shows pro forma net income and earnings per share assuming stock options had been expensed based on the fair value of the options granted along with the significant assumptions used in the Black-Scholes option pricing model (dollars in thousands, except per share data):

Year Ended December 31                                                                2003              2002              2001
                                                                                   ----------        ----------        ----------
Income from continuing operations                                                  $   27,038        $   31,271        $   31,769
Less:  Stock-based employee compensation cost determined if the fair
  value method had been applied to all awards, net of tax                              (1,236)           (1,338)           (1,173)
                                                                                   ----------        ----------        ----------
                                                                                       25,802            29,933            30,596
                                                                                   ----------        ----------        ----------
Income from discontinued operations                                                    31,751            32,064            21,216
Less:  Stock-based employee compensation cost determined if the fair value method had been applied to all awards, net of tax, for discontinued
  operations                                                                             (827)             (696)             (594)
                                                                                   ----------        ----------        ----------
                                                                                       30,924            31,368            20,622
                                                                                   ----------        ----------        ----------
Pro forma net income                                                               $   56,726        $   61,301        $   51,218
                                                                                   ==========        ==========        ==========
BASIC EARNINGS PER COMMON SHARE:
Income from continuing operations                                                  $      .58        $      .68        $      .71
Less:  Stock-based employee compensation cost determined if the fair
  value method had been applied to all awards, net of tax                                (.03)             (.03)             (.03)
                                                                                   ----------        ----------        ----------
                                                                                          .55               .65               .68
                                                                                   ----------        ----------        ----------
Income from discontinued operations                                                       .69               .69               .48
Less:  Stock-based employee compensation cost determined if the fair value method had been applied to all awards, net of tax, for discontinued
  operations                                                                             (.01)             (.01)             (.01)
                                                                                   ----------        ----------        ----------
                                                                                          .68               .68               .47
                                                                                   ----------        ----------        ----------
Pro forma net income                                                               $     1.23        $     1.33        $     1.15
                                                                                   ==========        ==========        ==========
DILUTED EARNINGS PER COMMON SHARE:
Income from continuing operations                                                  $      .57        $      .67        $      .70
Less:  Stock-based employee compensation cost determined if the fair
  value method had been applied to all awards, net of tax                                (.03)             (.03)             (.03)
                                                                                   ----------        ----------        ----------
                                                                                          .54               .64               .67
                                                                                   ----------        ----------        ----------
Income from discontinued operations                                                       .68               .68               .47
Less:  Stock-based employee compensation cost determined if the fair value method had been applied to all awards, net of tax, for discontinued
  operations                                                                             (.01)             (.02)             (.01)
                                                                                   ----------        ----------        ----------
                                                                                          .67               .66               .46
                                                                                   ----------        ----------        ----------
Pro forma net income                                                               $     1.21        $     1.30        $     1.13
                                                                                   ==========        ==========        ==========
Assumptions:
  Risk-free interest rate                                                                4.05%             3.92%             5.25%
  Dividend yield                                                                         2.63%             3.09%             2.84%
  Expected stock price volatility                                                         .21%              .17%              .26%
  Expected life (years)                                                                  5.00              5.00              5.00
  Fair value of options granted                                                    $     5.04        $     4.56        $     5.35

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period of five years.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option variation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Corporation's employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the Corporation's employee stock options.

New Accounting Standards:

      FIN 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, was issued in November 2002. FIN 45 requires certain guarantees to be recorded at fair value and applies to contracts or indemnification agreements that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying obligation that is related to an asset, liability or an equity security of the guaranteed party. The impact of the adoption of FIN 45 was not material to the Corporation's financial condition or results of operations.

      FIN 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, was issued in January 2003 and amended in December 2003. FIN 46 addresses consolidation by business enterprises of variable interest entities which have certain characteristics. FIN 46 applies immediately to variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that is acquired before February 1, 2003. The Corporation has limited partnership investments in affordable housing projects, for which it provides funding as a limited partner and receives tax credit for any losses incurred by the projects based on its partnership share. The Corporation's interests in these entities were acquired prior to February 1, 2003. At December 31, 2003, the Corporation had recorded investments in other assets on its balance sheet of approximately $1.4 million associated with these investments. The Corporation currently adjusts the carrying value of these investments for any losses incurred by the limited partnership through earnings. The Corporation determined that it is not the primary beneficiary of these partnerships and will not consolidate them. Additionally, the Corporation has investments in trusts which issue trust preferred securities. The Corporation has determined that it is not the primary beneficiary of the trusts and will not consolidate them.

      FAS 146, Accounting for Costs Associated with Exit or Disposal Activities, was issued in June 2002 and requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. FAS 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of FAS 146 became effective for the Corporation on January 1, 2003. The costs incurred in connection with the spin-off transaction, which was discussed in the "Discontinued Operations" section of this report, were accounted for in accordance with the provisions of FAS 146.

      FAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, was issued in April 2003 and requires that contracts with comparable characteristics be accounted for similarly. In particular, FAS 149 clarifies under what circumstance a contract with an initial net investment meets the characteristic of a derivative, clarifies when a derivative contains a financing component, amends the definition of an underlying to conform it to language used in FIN 45 and amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. The provisions of FAS 149 became effective for the Corporation on June 30, 2003 and did not have a material impact on the Corporation's financial condition or results of operations.

      FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity, was issued in May of 2003. FAS 150 establishes how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify certain financial instruments that would previously have been classified as equity as liabilities (or as assets in some circumstances). Specifically, FAS 150 requires that a mandatorily redeemable financial instruments be classified as a liability unless the redemption is required to occur only upon the liquidation or termination of the reporting entity. FAS 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise became effective on July 1, 2003.

      The American Institute of Certified Public Accountants issued Statement of Position (SOP) 03-3, Accounting for Certain Loans and Debt Securities Acquired in a Transfer, in December 2003. SOP 03-3 addresses accounting for differences between contractual cash flows and expected cash flows to be collected from an investor's initial investment in loans or debt securities acquired in a transfer if the differences are attributable, at least in part, to credit quality. SOP 03-3 does not apply to loans originated by the entity. The provisions of SOP 03-3 are effective for loans acquired in fiscal years beginning after December 13, 2004. The Corporation does not expect the implementation of SOP 03-3 to have a material impact on the Corporation's financial condition or results of operations.

      The Financial Accounting Standards Board issued Staff Position (FSP) 106-1, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, in December 2003. FSP 106-1 permits a sponsor of a postretirement health care plan that provides a prescription plan benefit to make a one-time election to defer accounting for the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003. The provisions of FSP 106-1 became effective for the Corporation on December 31, 2003 and did not have a material impact on the Corporation's financial condition or results of operations.

2. BUSINESS, ORGANIZATIONAL CHANGES AND DISCONTINUED OPERATIONS

Business:

      F.N.B. Corporation (the Corporation) is a diversified financial services company headquartered in Hermitage, Pennsylvania. The Corporation owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, F.N.B. Investment Advisors, Inc., First National Insurance Agency, Inc. and Regency Finance Company. It has full service banking offices located in Pennsylvania and Ohio and consumer finance operations in Pennsylvania, Ohio and Tennessee.

Organizational Changes:

      On June 1, 2001, the Corporation reincorporated in the State of Florida. The Corporation was originally incorporated in 1974 in Pennsylvania, and at that time substantially all of the Corporation's business was being conducted in Pennsylvania. The Corporation expanded into Florida seven years ago. In connection with the reincorporation, the Corporation reduced the par value of both its common stock and preferred stock to $0.01 per share.

      During the fourth quarter of 2002, the Corporation completed the consolidation of its community banking affiliate in Ohio, Metropolitan National Bank, into FNBPA. The Corporation incurred $510,000 in consolidation costs associated with the transaction.

      During the first quarter of 2001, the Corporation reduced its number of bank charters from three to two by merging its two Pennsylvania banks under FNBPA. The Corporation incurred pre-tax consolidation expense of $2.3 million arising from legal and accounting fees, consulting fees, data processing conversion charges, early retirement, involuntary separation costs and related benefit costs. Involuntary separation costs associated with 30 terminated employees totaled $1.0 million of the consolidation expense. The total amount of separation payments paid during 2001 was $710,000. The remaining separation costs were paid in accordance with the contractual terms of the employment and compensation agreements of the terminated employees in 2002.

Discontinued Operations:

      On January 1, 2004, the Corporation completed the spin-off of its Florida operations into a separate, publicly traded company known as First National Bankshares of Florida, Inc. (Bankshares). Effective January 1, 2004, the Corporation transferred all of its Florida operations to Bankshares. At the same time, the Corporation distributed all of the outstanding stock of Bankshares to the Corporation's shareholders of record as of December 26, 2003. Shareholders eligible for the distribution received one share of Bankshares common stock for each outstanding share of the Corporation's common stock held. Immediately following the distribution, the Corporation and its subsidiaries did not own any shares of Bankshares common stock and Bankshares became an independent public company. Concurrent with the spin-off of its Florida operations, the Corporation moved its executive offices from Naples, Florida to Hermitage, Pennsylvania on January 1, 2004.

      As a result of the spin-off, the Florida operations' earnings have been reclassified as discontinued operations on the consolidated statements of income, and assets and liabilities related to these discontinued operations have been disclosed separately on the consolidated balance sheets.

           Following is a summary of the carrying amount of major classes of assets and liabilities of the Corporation's discontinued operations (in thousands):

                                                            DECEMBER 31,
                                                     ---------------------------
                                                        2003             2002
                                                     ----------       ----------
ASSETS
Cash and short-term investments                      $  105,658       $  127,300
Investment securities                                   775,334          385,269
Mortgage loans held for sale                             15,153               --
Net loans                                             2,421,278        1,963,874
Goodwill                                                173,729           62,678
Other assets                                            259,984          196,083
                                                     ----------       ----------
TOTAL ASSETS OF DISCONTINUED OPERATIONS              $3,751,136       $2,735,204
                                                     ==========       ==========

LIABILITIES
Deposits                                             $2,719,989       $2,122,052
Borrowings                                              625,051          311,001
Other liabilities                                        40,981           34,070
                                                     ----------       ----------
TOTAL LIABILITIES OF DISCONTINUED OPERATIONS         $3,386,021       $2,467,123
                                                     ==========       ==========

      Following is a summary of the income and expense of the Corporation's discontinued operations (in thousands):

                                                                DECEMBER 31,
                                                   --------------------------------------
                                                     2003           2002           2001
                                                   --------       --------       --------
Interest income                                    $166,294       $150,931       $148,728
Interest expense                                     42,846         47,299         65,316
Provision for loan losses                             7,184          5,470          4,468
Non-interest income                                  62,416         54,728         47,980
Non-interest expense                                130,298        104,441         93,588
                                                   --------       --------       --------
    INCOME BEFORE INCOME TAXES                       48,382         48,449         33,336
Income taxes                                         16,631         16,385         12,120
                                                   --------       --------       --------
    INCOME FROM DISCONTINUED OPERATIONS            $ 31,751       $ 32,064       $ 21,216
                                                   ========       ========       ========

      The spin-off resulted in the division of certain existing corporate support functions between the two resulting entities. Corporate expenses included in the Corporation's financial results represent an allocation of F.N.B. Corporation's corporate expenses. This allocation is based on a specific review to identify costs incurred for the benefit of the subsidiaries of the Corporation and in management's judgment results in a reasonable allocation of such costs. The Corporation was allocated $24.7 million, $32.6 million and $31.1 million of overhead costs related to shared administrative and support functions for 2003, 2002 and 2001, respectively. The majority of these costs were specific to the activities of the continuing operations. The remaining costs were allocated based on a proportional share of assets.

      The consolidated financial statements included herein may not necessarily be indicative of the results of operations, financial position and cash flows for the Corporation in the future or had it operated as a separate, independent company during the periods presented. The consolidated financial statements included herein do not reflect any changes that may occur in the financial condition and results of operations of the Corporation or its subsidiaries as a result of the spin-off.

      The Corporation incurred approximately $39.2 million in restructuring expense directly attributable to the distribution. These expenses consisted of a $20.7 million prepayment penalty for refinancing Federal Home Loan Bank (FHLB) debt, $12.0 million of early retirement expenses, involuntary separation costs and data processing contract termination costs, $3.4 million in professional fees and approximately $3.1 million in the write-off of fixed assets and other expenses connected with the separation. At December 31, 2003, a liability of approximately $7.2 million remained in connection with these expenses.

3. MERGERS AND ACQUISITIONS FOR CONTINUING OPERATIONS

      On October 8, 2002, the Corporation completed its business combination with Harry Blackwood, Inc. (Blackwood), an independent insurance agency in Chippewa Township, Pennsylvania. In exchange for all of the outstanding common stock of Blackwood, the Corporation paid $1.4 million in cash. Goodwill recognized in connection with this acquisition was $990,000. The transaction was accounted for as a purchase. Blackwood operates as a division of First National Insurance Agency, Inc., a wholly-owned subsidiary of the Corporation.

      On January 18, 2002, the Corporation completed its business combination with Promistar Financial Corporation (Promistar), a bank holding company headquartered in Johnstown, Pennsylvania, with assets of $2.4 billion. Under the terms of the merger agreement, each outstanding share of Promistar's common stock was converted into .926 shares of the Corporation's common stock. A total of 16,007,346 shares of the Corporation's common stock were issued. The transaction was accounted for as a pooling-of-interests. Promistar's banking affiliate, Promistar Bank, was merged into an existing subsidiary of the Corporation, First National Bank of Pennsylvania (FNBPA). The Corporation incurred a merger related charge of approximately $41.4 million during the first quarter of 2002 relating to this transaction. The total merger charge included involuntary separation costs associated with terminated employees, early retirement and other employment related expenses, data processing conversion charges, professional services, write-downs of impaired assets and other miscellaneous expenses, all of which have been paid by December 31, 2003.

      On August 14, 2001, Promistar completed its business combination with FNH Corporation (FNH), a bank holding company headquartered in Irwin, Pennsylvania, with assets of $303.7 million. The transaction was accounted for as a purchase. Goodwill and a core deposit intangible of $7.0 million and $7.5 million, respectively, were recorded in connection with the merger. FNH's banking subsidiary, First National Bank of Herminie, was merged into Promistar Bank, which was later merged into FNBPA.

      The Corporation regularly evaluates the potential acquisition of, and holds discussions with, various acquisition candidates and as a general rule the Corporation publicly announces such acquisitions only after a definitive merger agreement has been reached.

4. SECURITIES

      The amortized cost and fair value of securities are as follows (in thousands):

Securities available for sale:

                                                                              GROSS           GROSS
                                                             AMORTIZED     UNREALIZED      UNREALIZED
                                                               COST           GAINS          LOSSES        FAIR VALUE
                                                             ---------     ----------      ----------      ----------
DECEMBER 31, 2003
U.S. Treasury and other U.S. government
  agencies and corporations                                  $ 123,294      $     957       $     (88)      $ 124,163
Mortgage-backed securities of U.S. government
  Agencies                                                     629,445          6,562          (1,330)        634,677
States of the U.S. and political subdivisions                   41,970            485             (47)         42,408
Other debt securities                                           29,803          2,496              --          32,299
                                                             ---------      ---------       ---------       ---------
    Total debt securities                                      824,512         10,500          (1,465)        833,547
Equity securities                                               39,864          5,259              (3)         45,120
                                                             ---------      ---------       ---------       ---------
                                                             $ 864,376      $  15,759       $  (1,468)      $ 878,667
                                                             =========      =========       =========       =========

                                                                       GROSS          GROSS
                                                       AMORTIZED    UNREALIZED     UNREALIZED
                                                         COST          GAINS          LOSSES      FAIR VALUE
                                                       ---------    ----------     ----------     ----------
DECEMBER 31, 2002
U.S. Treasury and other U.S. government
  agencies and corporations                            $  63,497     $   2,343      $      (1)     $  65,839
Mortgage-backed securities of U.S. government
  Agencies                                               383,132         9,625            (69)       392,688
States of the U.S. and political subdivisions            129,010         3,032            (38)       132,004
Other debt securities                                     26,302           631           (127)        26,806
                                                       ---------     ---------      ---------      ---------
    Total debt securities                                601,941        15,631           (235)       617,337
Equity securities                                         35,819         4,438            (47)        40,210
                                                       ---------     ---------      ---------      ---------
                                                       $ 637,760     $  20,069      $    (282)     $ 657,547
                                                       =========     =========      =========      =========

DECEMBER 31, 2001
U.S. Treasury and other U.S. government
  agencies and corporations                            $ 310,071     $   6,461      $     (48)     $ 316,484
Mortgage-backed securities of U.S. government
  Agencies                                               187,603         1,989           (116)       189,476
States of the U.S. and political subdivisions            143,699           633           (853)       143,479
Other debt securities                                      3,521            17             (1)         3,537
                                                       ---------     ---------      ---------      ---------
    Total debt securities                                644,894         9,100         (1,018)       652,976
Equity securities                                         32,082         3,689           (236)        35,535
                                                       ---------     ---------      ---------      ---------
                                                       $ 676,976     $  12,789      $  (1,254)     $ 688,511
                                                       =========     =========      =========      =========

Securities held to maturity:

                                                                         GROSS          GROSS
                                                        AMORTIZED     UNREALIZED      UNREALIZED
                                                          COST           GAINS          LOSSES        FAIR VALUE
                                                        ---------     ----------      ----------      ----------
DECEMBER 31, 2003
U.S. Treasury and other U.S. government
  agencies and corporations                            $    3,761     $       23      $       (8)     $    3,776
States of the U.S. and political subdivisions              17,105            793              --          17,898
Other debt securities                                       3,164            172              (1)          3,335
                                                       ----------     ----------      ----------      ----------
                                                       $   24,030     $      988      $       (9)     $   25,009
                                                       ==========     ==========      ==========      ==========

DECEMBER 31, 2002
U.S. Treasury and other U.S. government
  agencies and corporations                            $    4,724             --              --      $    4,724
States of the U.S. and political subdivisions              24,990     $      921              --          25,911
Other debt securities                                       2,653             --              --           2,653
                                                       ----------     ----------      ----------      ----------
                                                       $   32,367     $      921              --      $   33,288
                                                       ==========     ==========      ==========      ==========

DECEMBER 31, 2001
U.S. Treasury and other U.S. government
  agencies and corporations                            $    2,024             --              --      $    2,024
Mortgage-backed securities of U.S. government
  Agencies                                                    721             --              --             721
States of the U.S. and political subdivisions              27,349     $      228      $     (190)         27,387
Other debt securities                                       1,593              1              (2)          1,592
                                                       ----------     ----------      ----------      ----------
                                                       $   31,687     $      229      $     (192)     $   31,724
                                                       ==========     ==========      ==========      ==========

      The Corporation does not believe the unrealized losses on securities, individually or in the aggregate, as of December 31, 2003, represent an other-than-temporary impairment. The unrealized losses are primarily the result of changes in interest rates and will not prohibit the Corporation from receiving its contractual principal and interest payments. The Corporation has the ability and intent to hold these securities for a period necessary to recover the amortized cost.

      Following are summaries of the unrealized loss positions as of December 31, 2003 (in thousands):

Securities available for sale:

                                              LESS THAN 12 MONTHS       GREATER THAN 12 MONTHS            TOTAL
                                             ----------------------     ----------------------    ----------------------
                                               FAIR      UNREALIZED       FAIR      UNREALIZED      FAIR      UNREALIZED
                                               VALUE       LOSSES         VALUE       LOSSES        VALUE       LOSSES
                                             --------    ----------     --------    ----------    --------    ----------
U.S. Treasury and other U.S.
  government agencies and
  corporations                               $ 33,078     $    (88)           --           --     $ 33,078     $    (88)
Mortgage-backed securities of U.S.
  government agencies                         148,743       (1,330)           --           --      148,743       (1,330)
State of the U.S. and political
  subdivisions                                  7,768          (47)           --           --        7,768          (47)
Equity securities                                  12           (3)           --           --           12           (3)
                                             --------     --------      --------     --------     --------     --------
   Total                                     $189,601     $ (1,468)           --           --     $189,601     $ (1,468)
                                             ========     ========      ========     ========     ========     ========

Securities held to maturity:

                                              LESS THAN 12 MONTHS       GREATER THAN 12 MONTHS            TOTAL
                                             ----------------------     ----------------------    ----------------------
                                               FAIR      UNREALIZED       FAIR      UNREALIZED      FAIR      UNREALIZED
                                               VALUE       LOSSES         VALUE       LOSSES        VALUE       LOSSES
                                             --------    ----------     --------    ----------    --------    ----------
U.S. Treasury and other U.S.
  government agencies and
  corporations                               $  1,436     $     (8)           --           --     $  1,436     $     (8)
Other debt securities                             200           (1)           --           --          200           (1)
                                             --------     --------      --------     --------     --------     --------
   Total                                     $  1,636     $     (9)           --           --     $  1,636     $     (9)
                                             ========     ========      ========     ========     ========     ========

      At December 31, 2003, 2002 and 2001, securities with a carrying value of $435.4 million, $283.7 million and $212.6 million, respectively, were pledged to secure public deposits, trust deposits and for other purposes as required by law. Securities with a carrying value of $193.1 million, $139.0 million and $233.1 million at December 31, 2003, 2002 and 2001, respectively, were pledged as collateral for short-term borrowings.

      As of December 31, 2003, the amortized cost and fair value of securities, by contractual maturities, were as follows (in thousands):

                                          HELD TO MATURITY           AVAILABLE FOR SALE
                                      -----------------------     -----------------------
                                      AMORTIZED        FAIR       AMORTIZED        FAIR
                                         COST          VALUE         COST          VALUE
                                      ---------      --------     ---------      --------
Due in one year or less                $  1,567      $  1,594      $ 21,075      $ 21,485
Due from one to five years               21,173        22,101       100,035       100,589
Due from five to ten years                1,031         1,037        44,292        44,589
Due after ten years                         259           277        29,665        32,207
                                       --------      --------      --------      --------
                                         24,030        25,009       195,067       198,870

Mortgage-backed securities of U.S.
  government agencies                        --            --       629,445       634,677
Equity securities                            --            --        39,864        45,120
                                       --------      --------      --------      --------
                                       $ 24,030      $ 25,009      $864,376      $878,667
                                       ========      ========      ========      ========

      Maturities may differ from contractual terms because borrowers may have the right to call or prepay obligations with or without penalties. Periodic payments are received on mortgage-backed securities based on the payment patterns of the underlying collateral.

      Proceeds from sales of securities available for sale for the years ended December 31, 2003, 2002 and 2001 were $31.1 million, $188.5 million, and $128.0 million, respectively. Gross gains and gross losses were realized on those sales as follows (in thousands):

                           2003         2002         2001
                         -------      -------      -------
Gross gains              $ 1,962      $ 2,417      $ 1,824
Gross losses                 (13)        (474)          (1)
                         -------      -------      -------
                         $ 1,949      $ 1,943      $ 1,823
                         =======      =======      =======

5. LOANS

      Following is a summary of loans (in thousands):

December 31                                           2003            2002
                                                  -----------      -----------
Real Estate:
  Residential                                     $ 1,348,326      $ 1,284,141
  Commercial                                          773,167          721,246
  Construction                                         40,795           24,941
Installment loans to individuals                      676,630          787,865
Commercial, financial and agricultural                434,574          416,045
Lease financing                                        17,277           39,590
Unearned income                                       (31,572)         (38,620)
                                                  -----------      -----------
                                                  $ 3,259,197      $ 3,235,208
                                                  ===========      ===========

      The loan portfolio consists principally of loans to individuals and small- and medium-sized businesses within the Corporation's primary market area of western and central Pennsylvania and northeastern Ohio. Additionally, the portfolio contains consumer finance loans to individuals in Pennsylvania, Ohio and Tennessee.

      As of December 31, 2003, no concentrations of loans exceeding 10% of total loans existed which were not disclosed as a separate category of loans.

      Certain directors and executive officers of the Corporation and its significant subsidiaries, as well as associates of such persons, are loan customers. Such loans were made in the ordinary course of business under normal credit terms and do not represent more than a normal risk of collection. Following is a summary of the aggregate amount of loans to any such persons who had loans in excess of $60,000 during the year (in thousands):

Total loans at beginning of year               $ 41,278
New loans                                        44,268
Repayments                                      (40,506)
Other                                            (1,452)
                                               --------
Total loans at end of year                     $ 43,588
                                               ========

      Other represents the net change in loan balances resulting from changes in related parties during the year.

6. NON-PERFORMING ASSETS

      Following is a summary of non-performing assets (in thousands):

December 31                               2003         2002
                                        -------      -------
Non-accrual loans                       $22,449      $18,329
Restructured loans                        5,719        5,915
                                        -------      -------
  TOTAL NON-PERFORMING LOANS             28,168       24,244
Other real estate owned                   3,109        3,301
                                        -------      -------
  TOTAL NON-PERFORMING ASSETS           $31,277      $27,545
                                        =======      =======

      For the years ended December 31, 2003, 2002 and 2001, income recognized on non-accrual and restructured loans was $1.6 million, $1.3 million and $912,000, respectively. Income that would have been recognized for the years ended December 31, 2003, 2002 and 2001 on such loans if they were in accordance with their original terms was $3.0 million, $2.6 million and $2.0 million, respectively. Loans past due 90 days or more not on non-accrual status were $5.1 million, $6.9 million and $5.1 million, at December 31, 2003, 2002 and 2001, respectively.

      Following is a summary of information pertaining to loans considered to be impaired (in thousands):

At or for the Year Ended December 31                     2003         2002         2001
                                                       -------      -------      -------
Impaired loans with an allocated allowance             $12,569      $ 8,336      $ 7,402
Impaired loans without an allocated allowance              560            0          948
                                                       -------      -------      -------
    Total impaired loans                               $13,129      $ 8,336      $ 8,350
                                                       =======      =======      =======
Allocated allowance on impaired loans                  $ 4,054      $ 2,936      $ 2,599
                                                       =======      =======      =======
Average impaired loans                                 $11,380      $ 4,959      $ 7,837
                                                       =======      =======      =======
Income recognized on impaired loans                    $   596      $   605      $   272
                                                       =======      =======      =======

7. ALLOWANCE FOR LOAN LOSSES

      Following is an analysis of changes in the allowance for loan losses (in thousands):

Year Ended December 31             2003          2002          2001
                                 --------      --------      --------
Balance at beginning of year     $ 46,984      $ 46,345      $ 39,803
Addition from acquisitions             --            --         3,400
Charge-offs                       (20,244)      (16,557)      (25,804)
Recoveries                          2,244         3,572         2,219
                                 --------      --------      --------
   NET CHARGE-OFFS                (18,000)      (12,985)      (23,585)
Provision for loan losses          17,155        13,624        26,727
                                 --------      --------      --------
   Balance at end of year        $ 46,139      $ 46,984      $ 46,345
                                 ========      ========      ========

8. PREMISES AND EQUIPMENT

      Following is a summary of premises and equipment (in thousands):

December 31                     2003           2002
                             ---------      ---------
Land                         $  10,478      $  10,124
Premises                        86,387         87,477
Equipment                       83,534         86,762
                             ---------      ---------
                               180,399        184,363
Accumulated Depreciation      (100,781)       (96,265)
                             ---------      ---------
                             $  79,618      $  88,098
                             =========      =========

      Depreciation expense was $12.3 million for 2003, $10.9 million for 2002 and $8.4 million for 2001.

      The Corporation has operating leases extending to 2087 for certain land, office locations and equipment. Leases that expire are generally expected to be renewed or replaced by other leases. Rental expense was $6.1 million for 2003, $6.2 million for 2002 and $5.8 million for 2001. Total minimum rental commitments under such leases were $23.0 million at December 31, 2003. Following is a summary of future minimum lease payments for years following December 31, 2003 (in thousands):

2004                              $ 2,466
2005                                1,983
2006                                1,811
2007                                1,658
2008                                1,013
Later years                        14,109

9. GOODWILL

      Upon adoption of FAS 142 on January 1, 2002, the Corporation ceased amortizing its goodwill, which decreased non-interest expense and increased net income in 2003 and 2002 as compared to 2001. Rather than amortizing goodwill, the Corporation is required to test goodwill at least annually for impairment. The Corporation completed its impairment testing and concluded that goodwill is not impaired.

      The following table shows the pro forma effects of applying the non-amortization provisions of FAS 142 (in thousands, except per share data):

Year Ended December 31                                                 2003            2002            2001
                                                                    ----------      ----------      ----------
Income from continuing operations                                   $   27,038      $   31,271      $   31,769
Goodwill amortization, net of tax                                           --              --           1,595
                                                                    ----------      ----------      ----------
                                                                        27,038          31,271          33,364
                                                                    ----------      ----------      ----------
Income from discontinued operations                                     31,751          32,064          21,216
Goodwill amortization, net of tax, from discontinued operations             --              --             758
                                                                    ----------      ----------      ----------
                                                                        31,751          32,064          21,974
                                                                    ----------      ----------      ----------
Pro forma net income                                                $   58,789      $   63,335      $   55,338
                                                                    ==========      ==========      ==========
BASIC EARNINGS PER COMMON SHARE:
Income from continuing operations                                   $      .58      $      .68      $       71
Goodwill amortization, net of tax                                           --              --             .04
                                                                    ----------      ----------      ----------
                                                                           .58             .68             .75
                                                                    ----------      ----------      ----------
Income from discontinued operations                                        .69             .69             .48
Goodwill amortization, net of tax, from discontinued operations             --              --             .01
                                                                    ----------      ----------      ----------
                                                                           .69             .69             .49
                                                                    ----------      ----------      ----------
Pro forma net income                                                $     1.27      $     1.37      $     1.24
                                                                    ==========      ==========      ==========

Year Ended December 31                                                2003          2002          2001
                                                                    --------      --------      --------
DILUTED EARNINGS PER COMMON SHARE:
Income from continuing operations                                   $    .57      $    .67      $    .70
Goodwill amortization, net of tax                                         --            --           .04
                                                                    --------      --------      --------
                                                                         .57           .67           .74
                                                                    --------      --------      --------
Income from discontinued operations                                      .68           .68           .47
Goodwill amortization, net of tax, from discontinued operations           --            --           .01
                                                                    --------      --------      --------
                                                                         .68           .68           .48
                                                                    --------      --------      --------
Pro forma net income                                                $   1.25      $   1.35      $   1.22
                                                                    ========      ========      ========

      The following table shows a summary of goodwill by line of business as of December 31, 2003 (in thousands):

                                                                COMMUNITY    INSURANCE     FINANCE
                                                                   BANK        AGENCY      COMPANY       TOTAL
                                                                ---------    ---------     -------      -------
Goodwill at beginning of year                                    $21,831      $ 2,107      $ 1,809      $25,747
Goodwill addition                                                  2,500          463           --        2,963
                                                                 -------      -------      -------      -------
Goodwill at end of year                                          $24,331      $ 2,570      $ 1,809      $28,710
                                                                 =======      =======      =======      =======

10. OTHER INTANGIBLE ASSETS

      The following table shows a summary of core deposit intangibles, customer and renewal lists, and other intangible assets (in thousands):

                                                                     OTHER       TOTAL FINITE-
                                 CORE DEPOSIT     CUSTOMER AND    INTANGIBLES      LIVED
                                 INTANGIBLES     RENEWAL LISTS       ASSETS      INTANGIBLES
                                 ------------    -------------    -----------    -------------
Gross carrying amount              $ 20,305        $    818        $    124        $ 21,247
Accumulated amortization            (10,456)           (239)            (21)        (10,716)
                                   --------        --------        --------        --------
NET DECEMBER 31, 2003              $  9,849        $    579        $    103        $ 10,531
                                   ========        ========        ========        ========

Gross carrying amount              $ 20,305        $    818        $     75        $ 21,198
Accumulated amortization             (8,496)           (124)             --          (8,620)
                                   --------        --------        --------        --------
NET DECEMBER 31, 2002              $ 11,809        $    694        $     75        $ 12,578
                                   ========        ========        ========        ========

      Amortization expense on finite-lived intangible assets totaled $2.2 million, $2.1 million, and $1.0 million for 2003, 2002 and 2001, respectively. Amortization expense on finite-lived intangible assets is expected to total $2.0 million, $1.9 million, $1.8 million, $1.8 million and $1.5 million in 2004, 2005, 2006, 2007 and 2008, respectively, assuming no new additions.

11. DEPOSITS

      Following is a summary of deposits (in thousands):

December 31                                            2003            2002
                                                    ----------      ----------
Non-interest bearing                                $  592,795      $  563,173
Savings and NOW                                      1,517,209       1,179,303
Certificates of deposit and other time deposits      1,329,506       1,561,629
                                                    ----------      ----------
                                                    $3,439,510      $3,304,105
                                                    ==========      ==========

      Time deposits of $100,000 or more were $242.3 million and $315.7 million at December 31, 2003 and 2002, respectively. Following is a summary of these time deposits by remaining maturity at December 31, 2003 (in thousands):

                              CERTIFICATES OF     OTHER TIME
                                 DEPOSIT           DEPOSITS         TOTAL
                              ---------------     ----------      --------
Three months or less              $ 41,581         $    789       $ 42,370
Three to six months                 18,191              461         18,652
Six to twelve months                57,483            4,183         61,666
Over twelve months                  96,729           22,917        119,646
                                  --------         --------       --------
                                  $213,984         $ 28,350       $242,334
                                  ========         ========       ========

      Following is a summary of the scheduled maturities of certificates of deposits and other time deposits for each of the five years following December 31, 2003 (in thousands):

2004                                  $658,830
2005                                   446,871
2006                                    99,259
2007                                    84,964
2008                                    36,658
Later years                              2,924

12. SHORT-TERM BORROWINGS

      Following is a summary of short-term borrowings (in thousands):

                                                     DECEMBER 31,
                                                ----------------------
                                                  2003          2002
                                                --------      --------
Securities sold under repurchase agreements     $ 81,444      $ 43,210
Federal funds purchased                              865        70,865
Federal Home Loan Bank advances                    6,000        10,000
Subordinated notes                               144,006       130,755
Other short-term borrowings                          651           540
                                                --------      --------
                                                $232,966      $255,370
                                                ========      ========

      Credit facilities amounting to $98.0 million at December 31, 2003 were maintained with various banks at rates which are at or below prime rate. The facilities and their terms are periodically reviewed by the banks and are generally subject to withdrawal at their discretion. No credit facilities were used at December 31, 2003.

13. LONG-TERM DEBT

      Following is a summary of long-term debt (in thousands):

December 31                                    2003          2002
                                             --------      --------
Federal Home Loan Bank advances              $425,141      $370,001
Debentures due to Statutory Trust             128,866            --
Subordinated notes                             30,517        29,673
Other long-term debt                              284           382
                                             --------      --------
                                             $584,808      $400,056
                                             ========      ========

      The Corporation's banking affiliate has available credit with the FHLB of $1.6 billion, of which $431.1 million was used as of December 31, 2003. These advances are secured by residential real estate loans and FHLB stock and are scheduled to mature in various amounts periodically through the year 2012. Interest rates paid on these advances range from 2.10% to 5.75% in 2003 and 1.82% to 7.19% in 2002.

      The debentures due to Statutory Trust were issued by F.N.B. Statutory Trust I (Statutory Trust), an unconsolidated subsidiary of the Corporation, to fund the acquisition of a bank that was later spun-off with the Corporation's Florida operations. The Statutory Trust was formed for the sole purpose of issuing the capital securities and investing the proceeds form the sale of such capital securities in the debentures. The debentures held by Statutory Trust are its sole assets. Distributions on the capital securities issued by Statutory Trust are recorded as interest expense by the Corporation. The capital securities are subject to mandatory redemption, in whole or in part, upon repayment of the debentures. The capital securities bear interest at a floating rate per annum equal to the three-month LIBOR plus 325 basis points. The Corporation has entered into agreements which, taken collectively, fully and unconditionally guarantee the capital securities subject to the terms of each of the guarantees. The interest rate on the debentures due to Statutory Trust held by the Corporation at December 31, 2003 was 4.39%. The debentures qualify as tier 1 capital under the Federal Reserve Board guidelines.

      Subordinated notes are unsecured and subordinated to other indebtedness of the Corporation. The long-term subordinated notes are scheduled to mature in various amounts periodically through the year 2013. At December 31, 2003, all of the long-term subordinated debt is redeemable by the holders prior to maturity at a discount equal to three months of interest. The Corporation may require the holder to give 30 days prior written notice. No sinking fund is required and none has been established to retire the debt. The weighted average interest rate on long-term subordinated debt was 5.13% at December 31, 2003 and 5.81% at December 31, 2002.

      Scheduled annual maturities for all of the long-term debt for each of the five years following December 31, 2003 are as follows (in thousands):

2004                                       $ 19,901
2005                                         79,419
2006                                         28,305
2007                                         51,830
2008                                        122,725
Later years                                 282,628

14. COMMITMENTS, CREDIT RISK AND CONTINGENCIES

      The Corporation has commitments to extend credit and standby letters of credit which involve certain elements of credit risk in excess of the amount stated in the consolidated balance sheet. The Corporation's exposure to credit loss in the event of non-performance by the customer is represented by the contractual amount of those instruments. Consistent credit policies are used by the Corporation for both on- and off-balance sheet items.

      Following is a summary of off-balance sheet credit risk information (in thousands):

December 31                        2003          2002
                                 --------      --------
Commitments to extend credit     $592,762      $500,741
Standby letters of credit          48,501        40,568

      At December 31, 2003, funding of approximately 48% of the commitments to extend credit was dependent on the financial condition of the customer. The Corporation has the ability to withdraw such commitments at its discretion. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Based on management's credit evaluation of the customer, collateral may be deemed necessary. Collateral requirements vary and may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

      Standby letters of credit are conditional commitments issued by the Corporation which may require payment at a future date. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

      The Corporation and persons to whom the Corporation may have indemnification obligations, in the normal course of business, are subject to various pending and threatened lawsuits in which claims for monetary damages are asserted. Other real estate owned includes a property that is subject to litigation. Should the outcome of the pending or threatened lawsuits be adverse, the value of the property will be impaired and other costs may be incurred. Management, after consultation with outside legal counsel, does not at the present time anticipate that the ultimate liability, arising out of such pending and threatened lawsuits will have a material adverse effect on the Corporation's financial position. At the present time, Management is not in a position to determine whether any pending or threatened litigation will have a material adverse effect on the Corporation's results of operations in any future reporting period.

15. STOCKHOLDERS' EQUITY

      During 2003, the Corporation completed the planned redemption of its Preferred Stock Series A and Preferred Stock Series B. In connection with the redemption, the Corporation issued shares of its common stock out of treasury stock in exchange for the remaining outstanding preferred stock. The Corporation issued 15,882 and 264,568 shares of its common stock for the remaining 19,174 and 98,851 shares of Preferred Stock Series A and Preferred Stock Series B, respectively. As a result of the redemption, the Corporation no longer has any shares of Preferred Series A or Preferred Series B stock outstanding.

16. COMPREHENSIVE INCOME

      The components of comprehensive income, net of related tax, are as follows (in thousands):

Year Ended December 31                                                                          2003          2002          2001
                                                                                              --------      --------      --------
Income from continuing operations                                                             $ 27,038      $ 31,271      $ 31,769
Income from discontinued operations                                                             31,751        32,064        21,216

Other comprehensive income from continuing operations:
  Unrealized gains (losses) on securities:
     Arising during the period, net of tax expense (benefit) of $(604), $3,677
      and $3,933                                                                                (2,264)        6,834         7,304
     Less: reclassification adjustment for (gains) losses included as an unrealized
       gain, net of tax expense (benefit) of $744, $791 and $650                                (1,382)       (1,470)       (1,207)
  Minimum benefit plan liability adjustment, net of tax benefit of $155,
     $310 and $0                                                                                  (287)         (577)           --
                                                                                              --------      --------      --------
Other comprehensive income from continuing operations                                           (3,933)        4,787         6,097
                                                                                              --------      --------      --------
Other comprehensive income from discontinued operations:
  Unrealized gains (losses) on securities:
     Arising during the period, net of tax expense (benefit) of $(1,744),
       $1,884 and $1,147                                                                        (2,096)        3,493         2,130
     Less: reclassification adjustment for (gains) losses included as an unrealized
       gain, net of tax expense (benefit) of $294, $66 and $(8)                                   (546)         (122)           15
  Minimum benefit plan liability adjustment, net of tax benefit of $274,
    $360 and $0                                                                                   (509)         (668)           --
                                                                                              --------      --------      --------
Other comprehensive income from discontinued operations                                         (3,151)        2,703         2,145
                                                                                              --------      --------      --------
Comprehensive income                                                                          $ 51,705      $ 70,825      $ 61,227
                                                                                              ========      ========      ========

      The accumulated balances related to each component of other comprehensive income (loss) are as follows (in thousands):

December 31                                                                                     2003          2002          2001
                                                                                              --------      --------      --------
Continuing operations:
   Unrealized gains on securities                                                             $  9,292      $ 12,863      $  7,499
   Minimum pension liability adjustment                                                           (939)         (577)           --
                                                                                              --------      --------      --------
                                                                                                 8,353        12,286         7,499
                                                                                              --------      --------      --------
Discontinued operations:
   Unrealized gains on securities                                                                3,000         5,717         2,346
   Minimum pension liability adjustment                                                         (1,102)         (668)           --
                                                                                              --------      --------      --------
                                                                                                 1,898         5,049         2,346
                                                                                              --------      --------      --------
Accumulated other comprehensive income                                                        $ 10,251      $ 17,335      $  9,845
                                                                                              ========      ========      ========

17. STOCK INCENTIVE PLANS

      The Corporation has available up to 1,079,164 shares of common stock to be issued under the restricted stock and incentive bonus plans to key employees of the Corporation. All shares of stock awarded under these plans vest in equal installments over a five-year period on each anniversary of the date of grant. During 2003, the Corporation granted 9,200 shares of stock under these plans. The weighted average fair value of the restricted shares is $25.92.

      The Corporation has available up to 4,485,328 shares of common stock to be issued under both incentive and non-qualified stock option plans to key employees and directors of the Corporation. The options vest in equal installments over periods ranging from three to ten years. The options are granted at a price equal to the fair market value at the date of the grant and are exercisable within ten years from the date of the grant. Because the exercise price of the Corporation's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized in accordance with APB Opinion 25, Accounting for Stock Issued to Employees.

      Activity in the Option Plan relating to employees of continuing operations during the past three years was as follows:

                                                              WEIGHTED
                                                              AVERAGE
                                                              PRICE PER
                                                2003            SHARE          2002            2001
                                              ---------      ----------      ---------      ----------
Options outstanding at beginning of year      2,143,420      $    20.26      2,150,369       1,969,542
   Granted during the year                      334,831           24.25        502,564         409,930
   Exercised during the year                   (448,210)          19.82       (465,945)        (99,332)
   Forfeited during the year                   (150,712)          24.39        (43,568)       (129,770)
                                              ---------                      ---------       ---------
Options outstanding at end of year            1,879,329           20.75      2,143,420       2,150,370
                                              =========                      =========       =========

      The total number of stock options outstanding at December 31, 2003 for the employees of the discontinued operations was 1,257,411 shares.

      The following table summarizes information about the stock options outstanding relating to employees of continuing operations at December 31, 2003:

                               Options Outstanding                                          Options Exercisable
-------------------------------------------------------------------------------       -------------------------------
                                              Weighted
                                              Average                                                    Weighted
Range of Exercise          Options           Remaining         Weighted Average        Options           Average
      Prices             Outstanding      Contractual Life      Exercise Price       Exercisable       Exercise Price
-------------------------------------------------------------------------------      --------------------------------
  $ 5.05 -$ 7.58             26,695             9.21               $ 5.05                26,695           $ 5.05
    7.59 - 11.39             51,160             1.08                 9.51                51,160             9.51
   11.40 - 17.10             88,624             2.08                14.47                88,624            14.47
   17.11 - 25.67          1,030,168             5.89                19.27               900,457            19.25
   25.68 - 29.10            682,682             7.08                25.25               401,773            25.35
                          ---------                                                   ---------
                          1,879,329                                                   1,468,709
                          =========                                                   =========

18. RETIREMENT PLANS

      Following are the Corporation's accumulated benefit obligation and reconciliations of the change in benefit obligation, change in plan assets and funded status (in thousands):

December 31                                              2003           2002
                                                      ---------      ---------
Accumulated benefit obligation                        $  88,137      $  72,934

December 31                                              2003           2002
                                                      ---------      ---------
Projected benefit obligation at beginning of year     $  83,599      $  74,398
Service cost                                              3,551          2,587
Interest cost                                             5,867          5,467
Plan amendments                                              (8)           363
Actuarial loss                                           10,678          4,217
Termination gain due to curtailment                      (1,128)        (1,706)
Special termination benefits                              3,052          1,302
Adjustment for acquisition                                               1,389
Benefits paid                                            (3,890)        (4,418)
                                                      ---------      ---------
Projected benefit obligation at end of year           $ 101,721      $  83,599
                                                      =========      =========

December 31                                              2003           2002
                                                      ---------      ---------
Fair value of plan assets at beginning of year        $  57,891      $  60,464
Actual return on plan assets                              9,959         (5,291)
Company contribution                                     21,025          7,136
Benefits paid                                            (3,954)        (4,418)
                                                      ---------      ---------
Fair value of plan assets at end of year              $  84,921      $  57,891
                                                      =========      =========

December 31                                              2003           2002
                                                      ---------      ---------
Funded status of plan                                 $ (16,800)     $ (25,708)
Unrecognized actuarial loss                              22,753         18,562
Unrecognized prior service cost                            (365)          (166)
Unrecognized net transition obligation                     (949)        (1,042)
                                                      ---------      ---------
Prepaid (accrued) pension cost                        $   4,639      $  (8,354)
                                                      =========      =========

      The change in plan assets reflects benefits paid from the qualified pension plan of $3.2 million and $2.6 million for 2003 and 2002, respectively, and employer contributions to the qualified pension plan of $20.2 million and $5.3 million for 2003 and 2002, respectively. For the non-qualified pension plan, the change in plan assets reflects benefits paid and contributions to the plan in the same amount. This amount represents the actual benefit payments paid from general plan assets of $717,000 and $1.8 million for 2003 and 2002, respectively. The Corporation expects that no contributions will be made to the qualified pension plan in 2004, as that plan's fully funded status is expected to preclude any deductible contribution.

      Discount rates of 6.00% and 6.75% for 2003 and 2002, respectively, and a compensation rate of 4.00% for both 2003 and 2002, were used to determine the end of year benefit obligation.

      As of December 31, 2003 and 2002, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with a projected benefit obligation in excess of plan assets and pension plans with an accumulated benefit obligation in excess of plan assets were as follows (in thousands):

                                                 PROJECTED BENEFIT               ACCUMULATED BENEFIT
                                             OBLIGATION EXCEEDS THE FAIR        OBLIGATION EXCEEDS THE
                                             VALUE OF PLAN'S ASSETS           FAIR VALUE OF PLAN'S ASSETS
                                             ---------------------------      ---------------------------
December 31                                    2003             2002             2003            2002
                                             ---------------------------      ---------------------------
Projected benefit obligation                 $19,212          $16,733         $ 19,212         $16,733
Accumulated benefit obligation                18,585           15,689           18,585          15,689
Fair value of plan assets                         --               --               --              --

      The amounts recognized in the Corporation's consolidated financial statements include the following (in thousands):

December 31                                  2003          2002
                                           --------      --------
Prepaid pension cost                       $ 21,451      $  5,246
Accrued pension cost                        (16,813)      (13,600)
Additional minimum liability                 (1,868)       (2,088)
Accumulated other comprehensive loss          1,280         1,247
Intangible asset                                589           841
                                           --------      --------
Net amount recognized on balance sheet     $  4,639      $ (8,354)
                                           ========      ========

      The plan expense for the non-qualified benefit plan included the following components (in thousands):

Year Ended December 31                                   2003          2002          2001
                                                       -------       -------       -------
Service costs                                          $ 3,551       $ 2,587       $ 2,513
Interest cost                                            5,867         5,467         4,749
Expected return on plan assets                          (5,492)       (4,771)       (4,917)
Special termination benefit                              3,790         1,302            94
Curtailment gain (loss)                                    365          (324)           --
Conforming adjustment                                       --            --           412
Adjustment for acquisition                                  --            --          (174)
Net amortization                                           928           194            68
                                                       -------       -------       -------
Net benefit expense                                    $ 9,009       $ 4,455       $ 2,745
                                                       =======       =======       =======

Assumptions for the Year Ended December 31                2003          2002          2001
                                                          ----          ----          ----
Weighted average discount rate                            6.75%         7.25%         7.50%
Rates of increase in compensation levels                  4.00%         4.00%         4.00%
Expected long-term rate of return on assets               8.00%         8.00%         8.26%

      The expected long-term rate of return on plan assets has been established by considering historical and anticipated expected returns on the asset classes invested in by the pension trust and the allocation strategy currently in place among those classes.

      Following are asset allocations for the Corporation's retirement plan as of December 31, 2003 and 2002, and the target allocation for 2004, by asset category:

                               TARGET
                             ALLOCATION     PERCENTAGE OF PLAN ASSETS
December 31                     2004           2003             2002
                             ----------     ----------         ------
ASSET CATEGORY
Equity securities             45 - 65%            52%            49%
Debt securities               33 - 53%            39%            43%
Cash equivalents               0 -  5%             9%             8%

      Equity securities include 189,178 shares of the Corporation's common stock totaling $6.7 million (7.9% of total plan assets) and 165,884 shares totaling $4.6 million (7.9% of plan assets) as of December 31, 2003 and 2002, respectively. Dividends received on these shares totaled $170,000 and $73,000 for 2003 and 2002, respectively.

      The Corporation's investment strategy is to diversify plan assets between a wide mix of securities within the equity and debt markets in an effort to allow the account the opportunity to meet the expected long-term rate of return requirements while minimizing short-term volatility. In this regard, the plan has targeted allocations within the equity securities category for domestic large cap, domestic mid cap, domestic small cap and international securities. Within the debt securities category, the plan has targeted allocation levels for U.S. Treasury, U.S. Agency, intermediate term corporate bonds and inflation protected securities.

      Certain subsidiaries of the Corporation participate in a qualified 401(k) defined contribution plan under which eligible employees may contribute a percentage of their salary. The Corporation matches 50 percent of an eligible employee's contribution on the first 6 percent that the employee defers. Employees are generally eligible to participate upon completing 90 days of service and having attained age 21. Employer contributions become 20 percent vested when an employee has completed one year of service, and vest at a rate of 20 percent per year thereafter. The Corporation's contribution expense was $1.4 million in 2003, $1.1 million in 2002 and $1.0 million in 2001.

19. OTHER POSTRETIREMENT BENEFIT PLANS

      Following are reconciliations of the change in benefit obligation, change in plan assets and funded status (in thousands):

December 31                                                   2003          2002
                                                            -------       -------
Projected benefit obligation at beginning of year           $ 6,665       $ 3,534
Service cost                                                    290           149
Interest cost                                                   365           332
Plan participants' contributions                                108           138
Plan amendments                                                  --           565
Actuarial (gain) loss                                          (555)        2,605
Benefits paid                                                  (554)         (592)
Adjustment for acquisition                                       --            19
Curtailment and settlement                                       --           (85)
Special termination benefits                                    149            --
                                                            -------       -------
Projected benefit obligation at end of year                 $ 6,468       $ 6,665
                                                            =======       =======

December 31                                                   2003          2002
                                                            -------       -------
Fair value of plan assets at beginning of year              $     0       $     0
Company contribution                                            446           454
Plan participants' contributions                                108           138
Benefits paid                                                  (554)         (592)
                                                            -------       -------
Fair value of plan assets at end of year                    $     0       $     0
                                                            =======       =======

December 31                                                   2003          2002
                                                            -------       -------
Funded status of plan                                       $(6,468)      $(6,665)
Unrecognized actuarial loss                                   1,734         2,274
Unrecognized prior service cost                                 432           510
Unrecognized net transition obligation                          299           334
                                                            -------       -------
Accrued pension cost                                        $(4,003)      $(3,547)
                                                            =======       =======

December 31                                                   2003          2002
                                                              ----          ----
Discount rate                                                  6.00%         6.75%
Assumed healthcare cost trend:
   Initial trend                                              10.00%         9.00%
   Ultimate trend                                              5.00%         5.00%
   Year ultimate trend reached                                 2009          2007

      The change in plan assets reflects benefits paid and contributions made to the plan in the same amount. This amount represents the actual benefit payments paid from general plan assets of $554,000 and $592,000 for 2003 and 2002, respectively.

      Net periodic postretirement benefit cost includes the following components (in thousands):

Year Ended December 31                          2003       2002       2001
                                               -----      -----      -----
Service costs                                  $ 290      $ 149      $  96
Interest cost                                    365        332        240
Curtailment and settlement                        --         57        (14)
One time charge for voluntary retirement         149         --        230
Special termination benefit                       --         19         32
Net amortization                                  98         69         27
                                               -----      -----      -----
Net periodic postretirement benefit cost       $ 902      $ 626      $ 611
                                               =====      =====      =====

Assumptions for the Year Ended December 31      2003       2002       2001
                                               -----      -----      -----
Discount rate                                   6.75%      7.25%      7.50%
Assumed healthcare cost trend:
   Initial trend                                9.00%      8.00%      6.75%
   Ultimate trend                               5.00%      5.00%      5.00%
   Year ultimate cost trend reached             2007       2005       2003

      Costs of benefits for individuals over the age of 65 are assumed to reach 80% of the comprehensive plan cost in 2009, increasing 5.00% per year thereafter. A one percentage point change in the assumed health care cost trend rate would have had the following effects on 2003 service and interest cost and the accumulated postretirement benefit obligation at December 31, 2003 (in thousands):

                                                                       1% INCREASE     1% DECREASE
                                                                       -----------     -----------
Effect on service and interest components of net periodic cost            $ 67           $ (58)
Effect on accumulated postretirement benefit obligation                    520            (456)

20. INCOME TAXES

      Income tax expense, allocated based on a separate tax return basis, consists of the following (in thousands):

Year Ended December 31               2003          2002          2001
                                   --------      --------      --------
Current income taxes
   Federal taxes                   $  1,955      $ 16,732      $  5,944
   State taxes                        1,012           563          (804)
                                   --------      --------      --------
                                      2,967        17,295         5,140
Deferred income taxes:
   Federal taxes                      6,714        (4,012)        4,879
   State taxes                         (715)          445           895
                                   --------      --------      --------
                                   $  8,966      $ 13,728      $ 10,914
                                   ========      ========      ========

      The tax effects of temporary differences that give rise to deferred tax assets and liabilities are presented below (in thousands):

December 31                                              2003          2002
                                                       --------      --------
Deferred tax assets:
   Allowance for loan losses                           $ 16,149      $ 16,444
   Deferred compensation                                  2,080         1,985
   Deferred benefits                                      1,298         5,476
   Minimum benefit plan liability                           416           310
   Loan fees                                             (1,065)          208
   Other                                                    268           375
                                                       --------      --------
      TOTAL GROSS DEFERRED TAX ASSETS                    19,146        24,798
                                                       ========      ========
Deferred tax liabilities:
   Depreciation                                             675         1,793
   Deferred gain on sale of subsidiary                   (3,555)       (3,555)
   Net unrealized securities gains                       (5,002)       (6,929)
   Leasing                                               (1,075)       (3,890)
   Other                                                 (3,539)       (1,794)
                                                       --------      --------
      TOTAL GROSS DEFERRED TAX LIABILITIES              (12,496)      (14,375)
                                                       --------      --------
      NET DEFERRED TAX ASSETS                          $  6,650      $ 10,423
                                                       ========      ========

      Following is a reconciliation between tax expense using federal statutory tax and actual effective tax:

Year Ended December 31                                          2003         2002         2001
                                                                ----         ----         ----
Federal statutory tax                                            35.0%        35.0%        35.0%
Effect of nontaxable interest and dividend income               (10.2)       (11.1)       (10.7)
State taxes                                                       0.5          0.2          0.3
Goodwill                                                          0.1          0.9          0.2
Merger and consolidation related costs                            1.7          4.6          0.6
Other items                                                      (2.2)         0.9          0.2
                                                                -----        -----        -----
Actual effective taxes applicable to continuing operations       24.9%        30.5%        25.6%
                                                                =====        =====        =====

      Income tax expense related to gains on the sale of securities was $682,000, $680,000 and $638,000 for 2003, 2002 and 2001, respectively.

21. EARNINGS PER SHARE

      The following tables set forth the computation of basic and diluted earnings per share (dollars in thousands, except per share data):

BASIC

Year Ended December 31                                                   2003              2002              2001
                                                                     ------------      ------------      ------------
Income from continuing operations                                    $     27,038      $     31,271      $     31,769
Income from discontinued operations                                        31,751            32,064            21,216
Preferred stock dividends                                                     (62)             (242)             (293)
                                                                     ------------      ------------      ------------
Net income applicable to basic earnings per share                    $     58,727      $     63,093      $     52,692
                                                                     ============      ============      ============
Average common shares outstanding                                      46,080,966        46,012,908        44,289,772
                                                                     ============      ============      ============
Basic earnings per share:
   From continuing operations                                        $        .58      $        .68      $        .71
   From discontinued operations                                               .69               .69               .48
                                                                     ------------      ------------      ------------
   Total basic earnings per share                                    $       1.27      $       1.37      $       1.19
                                                                     ============      ============      ============

DILUTED

Year Ended December 31                                                   2003              2002              2001
                                                                     ------------      ------------      ------------
Income from continuing operations                                    $     27,038      $     31,271      $     31,769
Income from discontinued operations                                        31,751            32,064            21,216
                                                                     ------------      ------------      ------------
Net income applicable to diluted earnings per share                  $     58,789      $     63,335      $     52,985
                                                                     ============      ============      ============

Average common shares outstanding                                      46,080,966        46,012,908        44,289,772
Convertible preferred stock                                                63,927           341,886           418,682
Net effect of dilutive stock options based on the treasury
   stock method using the average market price                            827,970           718,991           677,041
                                                                     ------------      ------------      ------------
                                                                       46,972,863        47,073,785        45,385,495
                                                                     ============      ============      ============
Diluted earnings per share:
   From continuing operations                                        $        .57      $        .67      $        .70
   From discontinued operations                                               .68               .68               .47
                                                                     ------------      ------------      ------------
   Total diluted earnings per share                                  $       1.25      $       1.35      $       1.17
                                                                     ============      ============      ============

22. REGULATORY MATTERS

      Quantitative measures established by regulators to ensure capital adequacy requires the Corporation and its banking subsidiary to maintain minimum amounts and ratios of total and tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of tier 1 capital to average assets (as defined). Management believes, as of December 31, 2003, that the Corporation and its banking subsidiary meets all capital adequacy requirements to which they are subject.

      As of December 31, 2003, the Corporation and its banking subsidiary has been categorized by the various regulators as "well capitalized" under the regulatory framework for prompt corrective action.

      The Corporation and its banking subsidiary are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its banking subsidiary must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation's and its banking subsidiary's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Following are the capital ratios as of December 31, 2003 for the Corporation and its banking subsidiary, First National Bank of Pennsylvania (dollars in thousands):

                                                                                WELL CAPITALIZED             MINIMUM CAPITAL
                                                        ACTUAL                    REQUIREMENTS                 REQUIREMENTS
                                                ---------------------        ---------------------        ---------------------
                                                 AMOUNT         RATIO         AMOUNT         RATIO         AMOUNT         RATIO
                                                --------        -----        --------        -----        --------        -----
Total Capital (to risk-weighted assets):
   F.N.B. Corporation                           $640,697        10.9%        $587,226        10.0%        $469,781         8.0%
   First National Bank of Pennsylvania           338,569        10.8%         312,069        10.0%         249,655         8.0%

Tier 1 Capital (to risk-weighted assets):
   F.N.B. Corporation                            537,916         9.2%         352,336         6.0%         234,891         4.0%
   First National Bank of Pennsylvania           299,552         9.6%         187,241         6.0%         124,828         4.0%

Tier 1 Capital (to average assets):
   F.N.B. Corporation                            537,916         6.7%         401,246         5.0%         320,997         4.0%
   First National Bank of Pennsylvania           299,552         6.9%         216,272         5.0%         173,018         4.0%

      As of December 31,2003, the Corporation's total capital to risk-weighted assets, tier 1 capital to risk-weighted assets and tier 1 capital to average assets were 10.9%, 9.2% and 6.7%, respectively. These ratios are above the well-capitalized and minimum capital requirements noted in the above table.

      The Corporation's banking subsidiary was required to maintain aggregate cash reserves with the Federal Reserve Bank amounting to $37.4 million at December 31, 2003. The Corporation also maintains deposits for various services such as check clearing.

      Certain limitations exist under applicable law and regulations by regulatory agencies regarding dividend payments to a parent by its subsidiaries. As of December 31, 2003, the Corporation's subsidiaries had $40.8 million of retained earnings available for distribution without prior regulatory approval.

      Under current Federal Reserve regulations, the Corporation's banking subsidiary is limited in the amount it may lend to non-bank affiliates, including the Corporation. Such loans must be secured by specified collateral. In addition, any such loans to a non-bank affiliate may not exceed 10% of the banking subsidiary's capital and surplus and the aggregate of loans to all such affiliates may not exceed 20%. The maximum amount that may be borrowed by the Corporation under these provisions approximated $44.8 million at December 31, 2003.

23. BUSINESS SEGMENTS

      The Corporation operates in four reportable segments: a community bank, wealth management, an insurance agency and consumer finance. The Corporation's community bank offers services traditionally offered by full-service commercial banks, including commercial and individual demand and time deposit accounts and commercial, mortgage and individual installment loans. Wealth Management provides a broad range of personal and corporate fiduciary services including the administration of decedent and trust estates. In addition, it offers various alternative products, including securities brokerage and investment advisory services, mutual funds and annuities. The Corporation's insurance agency is a full-service insurance agency offering all lines of commercial and personal insurance through major carriers. The Corporation's consumer finance subsidiary primarily is involved in making personal installment loans to individuals with approximately 15% of its volume being derived from the purchase of installment sales finance contracts from retail merchants. This activity is funded through the sale of the Corporation's subordinated notes at the finance company's branch offices. The following tables provide financial information for these segments (in thousands). Other items shown in the tables represent the parent company, other non-bank subsidiaries and elimination, which are necessary for purposes of reconciling to the consolidated amounts.

                                                           WEALTH
                                           COMMUNITY       MANAGE-       INSURANCE        FINANCE
                                             BANK           MENT          AGENCY          COMPANY         OTHER        CONSOLIDATED
                                          ----------     ----------      ----------      ----------     ----------     ------------
AT OR FOR THE YEAR ENDED
  DECEMBER 31, 2003
Interest income                           $  228,346     $       21      $       35      $   28,586     $       31      $  257,019
Interest expense                              78,675              9               5           5,174          3,127          86,990
Provision for loan losses                     11,353             --              --           5,802             --          17,155
Non-interest income                           45,938         11,787           3,075           1,872          5,483          68,155
Non-interest expense                         126,790         10,041           3,426          12,508         30,088         182,853
Intangible amortization                        1,967              4             116              --             85           2,172
Income tax expense (benefit)                  14,811            563            (156)          2,599         (8,851)          8,966
Income from continuing
   operations                                 40,688          1,191            (281)          4,375        (18,935)         27,038
Income from discontinued
   operations                                 28,981            (84)          2,854              --             --          31,751
Net income                                    69,669          1,107           2,573           4,375        (18,935)         58,789
Total assets from continuing
   operations                              4,385,455          3,479           6,070         147,444         14,726       4,557,174
Goodwill from continuing
   operations                                 24,331             --           2,570           1,809             --          28,710

                                              WEALTH
                               COMMUNITY      MANAGE-      INSURANCE     FINANCE
                                  BANK         MENT         AGENCY       COMPANY      OTHER      CONSOLIDATED
                               ----------   ----------    ----------   ----------   ----------   ------------
AT OR FOR THE YEAR ENDED
  DECEMBER 31, 2002
Interest income                $  249,897   $        5    $       38   $   28,096   $   (2,183)   $  275,853
Interest expense                   89,542           --            41        6,618        2,171        98,372
Provision for loan losses           8,323           --            --        5,301           --        13,624
Non-interest income                41,953       11,662         3,288        1,781        7,461        66,145
Non-interest expense              126,863       10,077         2,600       12,519       30,824       182,883
Intangible amortization             1,962            1            71           --           86         2,120
Income tax expense (benefit)       18,982          592           187        1,962       (7,995)       13,728
Income from continuing
   operations                      46,178          997           427        3,477      (19,808)       31,271
Income from discontinued
   operations                      29,072         (427)        3,419           --           --        32,064
Net income                         75,250          570         3,846        3,477      (19,808)       63,335
Total assets from continuing
   operations                   4,196,746        2,436         7,265      148,400          181     4,355,028
Goodwill from continuing
   operations                      21,831           --         2,107        1,809           --        25,747

AT OR FOR THE YEAR ENDED
  DECEMBER 31, 2001
Interest income                $  275,221   $        2    $       55   $   28,555   $   (2,195)   $  301,638
Interest expense                  126,080           --            68        8,711          125       134,984
Provision for loan losses          21,486           --            --        5,241           --        26,727
Non-interest income                38,969        3,464         3,058        1,875        4,649        52,015
Non-interest expense              120,715        1,778         1,871       12,407       10,417       147,188
Intangible amortization               597         (176)          775          126          749         2,071
Income tax expense (benefit)       12,461          683           200        1,443       (3,873)       10,914
Income from continuing
   operations                      32,851        1,181           199        2,502       (4,964)       31,769
Income from discontinued
   operations                      19,250         (828)        2,794           --           --        21,216
Net income                         52,101          353         2,993        2,502       (4,964)       52,985
Total assets from continuing
   operations                   4,101,900        1,188         4,902      153,706       24,683     4,286,379
Goodwill from continuing
   operations                      21,725           --         1,117        1,809           --        24,651

24. CASH FLOW INFORMATION

      Following is a summary of cash flow information (in thousands):

Year Ended December 31                                    2003        2002        2001
                                                       ---------    ---------   ---------
Cash paid during year for:
  Interest                                             $  85,042    $ 104,135   $ 136,507
  Income taxes                                            (8,149)      18,379      14,565

Non-cash Investing and Financing Activities:
  Acquisition of real estate in settlement of loans        3,374        2,038       1,397
  Loans granted in the sale of other real estate              60          739       1,964

25. PARENT COMPANY FINANCIAL STATEMENTS

      Below is condensed financial information of F.N.B. Corporation (parent company only). In this information, the parent company's investments in subsidiaries are stated at cost plus equity in undistributed earnings of subsidiaries since acquisition. This information should be read in conjunction with the consolidated financial statements.

BALANCE SHEET (in thousands)

December 31                                                2003            2002
                                                         ---------       ---------
ASSETS
Cash and cash equivalents                                $  15,906       $   8,869
Premises and equipment                                       1,392           5,539
Other assets                                                16,461          29,100
Assets of discontinued operations                          364,956         265,203
Investment in bank holding company                          31,278          35,358
Investment in and advance to bank subsidiary               369,433         281,687
Investment in and advance to non-bank subsidiaries         131,166         169,733
                                                         ---------       ---------
   TOTAL ASSETS                                          $ 930,592       $ 795,489
                                                         =========       =========
LIABILITIES
Other liabilities                                        $  22,642       $  34,842
Debentures to Statutory Trust                              125,000              --
Subordinated notes:
 Short-term                                                145,524         132,378
 Long-term                                                  30,517          29,673
                                                         ---------       ---------
   TOTAL LIABILITIES                                       323,683         196,893
                                                         ---------       ---------
STOCKHOLDERS' EQUITY                                       606,909         598,596
                                                         ---------       ---------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 930,592       $ 795,489
                                                         =========       =========

INCOME STATEMENT (in thousands)

Year Ended December 31                                      2003              2002            2001
                                                          ---------        ---------        ---------
INCOME
Dividend income from subsidiaries:
   Bank                                                   $  37,924        $  61,394        $  45,071
   Non-bank                                                   6,527            8,050            3,341
                                                          ---------        ---------        ---------
                                                             44,451           69,444           48,412
Interest income                                               3,776            5,500              574
Affiliate service fee income                                 11,882           12,723           23,217
Other income                                                  1,210            1,188              903
                                                          ---------        ---------        ---------
   TOTAL INCOME                                              61,319           88,855           73,106
                                                          ---------        ---------        ---------
EXPENSES
Interest expense                                             11,632            8,568           10,333
Salaries and personnel expense                               13,488           13,620           19,327
Merger and consolidation expense                                 --           18,798            3,695
Other expenses                                               21,380            8,207           13,581
                                                          ---------        ---------        ---------
   TOTAL EXPENSES                                            46,500           49,193           46,936

INCOME BEFORE TAXES AND EQUITY IN UNDISTRIBUTED
   INCOME OF SUBSIDIARIES                                    14,819           39,662           26,170
Income Tax Benefit                                           10,016            8,885            7,801
                                                          ---------        ---------        ---------
                                                             24,835           48,547           33,971
Equity in undistributed income of subsidiaries:
   Bank                                                      (3,124)         (16,455)         (10,838)
   Non-bank                                                   5,327             (821)           8,636
                                                          ---------        ---------        ---------
INCOME FROM CONTINUING OPERATIONS                            27,038           31,271           31,769

Dividends from discontinued operations                       66,152           24,516           20,118
Undistributed earnings from discontinued operations         (34,401)           7,548            1,098
                                                          ---------        ---------        ---------
Income from discontinued operations                          31,751           32,064           21,216
                                                          ---------        ---------        ---------

NET INCOME                                                $  58,789        $  63,335        $  52,985
                                                          =========        =========        =========

STATEMENT OF CASH FLOWS (in thousands)

Year Ended December 31                                       2003             2002             2001
                                                           ---------        ---------        ---------
OPERATING ACTIVITIES
Income from continuing operations                          $  27,038        $  31,271        $  31,769
Income from discontinued operations                           31,751           32,064           21,216
Adjustments to reconcile net income to net
   cash flows from operating activities:
     Undistributed earnings from subsidiaries                 (2,203)          17,276            2,202
     Other, net                                                  953           14,867          (10,847)
     Other assets from discontinued operations, net           34,401           (7,548)          (1,098)
                                                           ---------        ---------        ---------
        Net cash flows from operating activities              91,940           87,930           43,242
                                                           ---------        ---------        ---------
INVESTING ACTIVITIES
Sale of securities available for sale                             --               --              190
Sale (purchase) of premises and equipment                      3,440           (3,083)          (1,965)
Net decrease in loans receivable                                  --               --            4,800
Advances to subsidiaries                                     (47,990)         (86,551)              --
Investment in subsidiaries                                  (135,950)          52,711          (12,165)
                                                           ---------        ---------        ---------
        Net cash flows from investing activities            (180,500)         (36,923)          (9,140)
                                                           ---------        ---------        ---------
FINANCING ACTIVITIES
Net increase (decrease) in short-term borrowings              13,145             (979)           5,725
Decrease in long-term debt                                    (7,067)         (14,513)         (15,390)
Increase in long-term debt                                   132,912            8,346            6,740
Net acquisition of treasury stock                               (521)          (7,090)             (42)
Cash dividends paid                                          (42,872)         (37,516)         (32,300)
                                                           ---------        ---------        ---------
        Net cash flows from financing activities              95,597          (51,752)         (35,267)
                                                           ---------        ---------        ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS           7,037             (745)          (1,165)
Cash and cash equivalents at beginning of year                 8,869            9,614           10,779
                                                           ---------        ---------        ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                   $  15,906        $   8,869        $   9,614
                                                           ---------        ---------        ---------
Cash paid during the year for:
   Interest                                                $  11,600        $   8,558        $   9,069

26. FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following methods and assumptions were used to estimate the fair value of each financial instrument:

Cash and Due from Banks:

      For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities:

      For both securities available for sale and securities held to maturity, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans:

      The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of adjustable rate loans approximates the carrying amount.

Deposits:

      The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity deposits is estimated by discounting future cash flows using rates currently offered for deposits of similar remaining maturities.

Short-Term Borrowings:

      The carrying amounts for short-term borrowings approximate fair value for amounts that mature in 90 days or less. The fair value of subordinated notes is estimated by discounting future cash flows using rates currently offered.

Long-Term Debt:

      The fair value of long-term debt is estimated by discounting future cash flows based on the market prices for the same or similar issues or on the current rates offered to the Corporation for debt of the same remaining maturities.

      The estimated fair values of the Corporation's financial instruments are as follows (in thousands):

December 31                                               2003                            2002
                                               --------------------------      --------------------------
                                                CARRYING                        CARRYING
                                                 AMOUNT        FAIR VALUE        AMOUNT        FAIR VALUE
                                               ----------      ----------      ----------      ----------
FINANCIAL ASSETS
Cash and short term investments                $  106,312      $  106,312      $  132,261      $  132,261
Securities available for sale                     878,667         878,667         657,547         657,547
Securities held to maturity                        24,030          25,009          32,367          33,288
Net loans, including loans held for sale        3,214,493       3,203,947       3,212,401       3,282,071

FINANCIAL LIABILITIES
Deposits                                       $3,439,510      $3,461,240      $3,304,105      $3,330,595
Short-term borrowings                             232,966         232,982         255,370         254,314
Long-term debt                                    584,808         588,834         400,056         425,649